UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2018

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10275	75-1914582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of principal executive offices)		(Zip Code)
(972) 980-9917
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION
Item 2.01. Completion of Acquisition or Disposition of Assets.
Sale and Leaseback Transactions
On August 8, 2018, Brinker Property Corporation and Brinker Propco Florida, Inc. (collectively, “Sellers”), each a wholly owned subsidiary of Brinker International, Inc. (the “Company”) completed the sale and leaseback of 46 of their owned restaurant locations to FCPT Holdings, LLC, as assignee of FCPT Acquisitions, LLC (“FCPT”). The sale and leaseback transaction was completed pursuant to the agreement with FCPT Acquisitions, LLC described in a Current Report on Form 8-K filed by the Company on August 1, 2018. Total consideration received in the transaction was approximately $149.8 million, and net proceeds will be used to repay borrowings on the Company’s revolving credit facility. An additional two properties included in the previously announced agreement with FCPT may be sold after resolution of certain real estate related matters. FCPT does not have any material relationship with the Company or its subsidiaries, other than through the sale and leaseback transaction.
On August 9, 2018, Sellers completed the sale and leaseback of 45 of their owned restaurant locations to MDC Coast 13, LLC and Realty Income Trust 4, assignees of Realty Income Corporation (“RI”). The sale and leaseback transaction was completed pursuant to the agreement with RI described in a Current Report on Form 8-K filed by the Company on August 7, 2018. Total consideration received in the transaction was approximately $146.6 million, and net proceeds will be used to repay borrowings on the Company’s revolving credit facility. RI does not have any material relationship with the Company or its subsidiaries, other than through the sale and leaseback transaction.
Item 2.02. Results of Operations and Financial Conditions.
The information contained under this Item 2.02 and Item 7.01 in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.
On August 14, 2018, Brinker International, Inc. (“Company”) issued a Press Release announcing its fourth quarter and fiscal year 2018 results. A copy of this Press Release is attached hereto as Exhibit 99.1.
SECTION 7 - REGULATION FD
Item 7.01. Regulation FD Disclosure.
At its August 13, 2018 meeting, the Board of Directors of the Company declared a quarterly dividend of $0.38 per share on the common stock of the Company. The dividend will be payable on September 27, 2018 to shareholders of record as of September 7, 2018.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated August 14, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Dated: August 14, 2018	By:	/s/ Wyman T. Roberts
Wyman T. Roberts,
President and Chief Executive Officer